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                                                                  Exhibit 99(h)

                        CONSENT OF SALOMON SMITH BARNEY

     We hereby consent to (i) the inclusion of our opinion letter dated July 4, 1998 to the Board of Directors of Proffitt's Inc. as Appendix II to the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 and (ii) the references to our firm under the captions entitled "Summary--The Merger--Opinions of Financial Advisors" and "The Merger--Background of the Merger; Reasons of Proffitt's for the Merger; Opinion of Proffitt's Financial Advisor" in the Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

SALOMON SMITH BARNEY

/s/ Salomon Smith Barney
------------------------
New York, New York
August 14, 1998